CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Gabelli ESG Fund Inc. as filed with the Securities and Exchange Commission on or about July 29, 2019.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York

July 29, 2019